Exhibit 10-Q

DONALDSON COMPANY, INC.

COMPENSATION PLAN

FOR

NON-EMPLOYEE DIRECTORS

Adopted July 28, 2006

1.	Purpose

The purpose of this Compensation Plan (the “Plan”) is to enable Directors of Donaldson, Company, Inc. (the “Company”) who are not employees of the Company to elect to receive their fees as members of the Board of Directors in a form most advantageous to them. The Plan permits such Directors to elect to receive this compensation in one or more of the following methods:

(a)	In cash on a current basis;
(b)	In cash on a deferred basis (a “Deferred Cash Election”); or
(c)	In Company stock on a deferred basis (a “Deferred Stock Election”).

Notwithstanding the foregoing, thirty percent (30%) of the cash portion of each Director’s annual retainer for Board service shall be automatically deferred in Phantom Shares in accordance with Section 7 below.

2.	Effective Date

The Plan, in its most current amended and restated form, is maintained under a the Company’s 2001 Master Stock Incentive Plan document effective November 16, 2001 (the “Prior Plan Statement”). Effective as of January 1, 2005, the Company hereby amends and restates the Plan in the manner hereinafter set forth. Credits made to the Plan which relate entirely to services performed on or before December 31, 2004 shall continue to be governed under the terms of the Prior Plan Statement. Credits which relate all or in part to services performed on or after January 1, 2005 shall be made subject to the terms of this Plan statement, the terms of which are intended to comply with the deferred compensation provisions in the American Jobs Creation Act of 2004.

3.	Plan Year

The Plan shall operate on a calendar year basis.

4.	Eligibility

All members of the Board of Directors who are not employees of the Company (“Participants”) are eligible for the Plan.

5.	Compensation Covered by the Plan

Director compensation is payable as of the following dates: January 1 (annual retainers); June 30 (meeting attendance fees for meetings held from January 1 through June 30); and December 31 (meeting attendance fees for meetings held from July 1 through December 31). With respect to an individual who becomes a Director during a Plan Year, the Director shall be entitled to a prorated retainer for the Plan Year as of the date the individual becomes a Director.

The Director compensation (hereinafter “Eligible Fees”) covered by the Plan which is eligible to be deferred pursuant to an Annual Deferral Election is as follows:

(a)	For an Annual Deferred Cash Election: the cash portion of the annual retainer and all meeting attendance fees (including committee chair retainers);
(b)	For an Annual Deferred Stock Election: the cash portion of the annual retainer and all meeting attendance fees (including committee chair retainers).

No other compensation or fees otherwise payable to a Director shall be eligible for an election under this Plan.

6.	Election to Defer

A Participant may elect to defer payment of Eligible Fees under Section 7 or 8 of this Plan by filing, no later than the last day of a Plan Year (or by such earlier date as the Administrator shall determine), an irrevocable election with the Administrator on a form provided for that purpose. The Annual Deferral Election shall be effective with respect to the Eligible Fees payable during the following Plan Year. The Deferral Election Form shall specify an amount to be deferred expressed as a percentage of the Participant’s annual retainer and/or meeting fees, as provided in the form attached hereto as Exhibit A.

That portion of Eligible Fees for which a valid form has not been timely received by the Company (other than the portion of the annual retainer subject to an automatic exchange election, as provided in Section 7) will be paid in cash in accordance with the Company’s customary practice of paying such Eligible Fees. Once a Plan Year has commenced, all Deferral Elections under this Plan for such Plan Year shall be irrevocable.

7.	Automatic Receipt of Phantom Shares

In addition to a Director’s voluntary exchange election provided under Section 8(b), if any, thirty percent (30%) of the annual retainer payable to a Director for service on the Board shall be subject to an automatic exchange election, in accordance with the provisions of Section 8(b).

8.	Voluntary Deferral Election
(a)	Deferred Cash Election.

For Directors who make an Annual Deferred Cash Election, the Company will establish a book-keeping account for cash deferred for that Plan Year (an “Annual Deferred Cash Account”) and will credit to the Annual Deferred Cash Account the amount of the Eligible Fees earned and deferred by him/her as of the date such fees would normally be payable by the Company (the “Credit Date”). Amounts credited to a Participant’s Annual Deferred Cash Account will be adjusted for gains and/or losses to the same extent that equal amounts would have been adjusted if they had been invested in one or more notional investments designated by the Company. The use of notional investments in this Section 8 is solely as a device for computing the amount of benefits to be paid under the Plan, and the Company shall not be required to purchase such investments.

(b)	Deferred Stock Election

Eligible Participants may elect to exchange part or all of their Eligible Fees for a Plan Year for the Company’s commitment to issue to such Participants a fixed number of shares of common stock of the Company at a future date. The Company’s commitment to issue shares shall be referred to as “Phantom Shares” held in an “Annual Deferred Stock Account”.

As of the Credit Date, a Participant shall receive a credit to his or her Annual Deferred Stock Account. The amount of the credit shall be the number of Phantom Shares (rounded to the nearest one-hundredth of a Share) determined by dividing (i) an amount equal to Eligible Fees payable to the Participant on the Credit Date and specified for deferral, by (ii) the Fair Market Value of one share of common stock of the Company on such date.

For purposes of this paragraph (b), the following rules shall apply:

(i)	Fair Market Value

For purposes of converting dollar amounts into shares of common stock of the Company, the Fair Market Value of each share of common stock shall be equal to the closing price of one share of the Company’s common stock on the New York Stock Exchange-Composite Transactions on the last business day as of which Phantom Shares are credited to the Participant’s Deferred Stock Account.

(ii)	No Actual Shares Prior to Distribution

No actual shares of common stock shall be issued until the distribution date described in Section 9 hereof. The Phantom Shares shall not be considered issued and outstanding shares for purposes of shareholder voting rights.

(iii)	Dividend Credit

Each time a dividend is paid on common stock of the Company, a Participant shall receive a credit to his or her Deferred Stock Account equal to that number of shares of common stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the number of Phantom Shares credited to the Participant’s Deferred Stock Account on the dividend record date.

(iv)	Fractional Shares

The Company shall not issue fractional shares; provided, however, that fractional shares will be credited to the Annual Deferred Stock Accounts (rounded to the nearest one-hundredth share). Whenever, under the terms of this Plan, a fractional share would be required to be issued, an amount in lieu thereof shall be paid in cash for such fractional share based upon the same Fair Market Value as was utilized to determine the number of shares of common stock of the Company to be issued on the relevant issue date.

(v)	Restrictions on Phantom Shares

All Phantom Shares issued under and subject to the terms of this Plan will be issued under the Company’s 2001 Master Stock Incentive Plan and/or its successor plans and shall be deemed to be “other stock-based awards” for purposes of such plan.

9.	Distributions of Annual Deferred Accounts
(a)	Timing of Distributions

At the time a Participant’s Annual Deferral Election is made for a Plan Year, each Participant shall specify the time and manner in which his/her Annual Deferred Cash Account and/or Annual Deferred Stock Account shall be distributed. If a Participant does not specify an election for the timing and manner of a distribution, the balance of a Participant’s Annual Deferred Accounts shall be distributed in a lump sum in accordance with option (i) below. The Participant shall be entitled to receive, or to commence receiving, his/her Annual Deferred Accounts as soon as practicable after the following:

(i)	the first anniversary of his/her separation from service (as that term is defined under Section 409A of the Code) with the Company; or
(ii)	a specified date or specified age set by him/her.
(b)	Manner of Distribution

Each Participant shall be entitled to receive the balance in his/her Annual Deferred Accounts in any one of the following manners:

(i)	in a lump sum; or
(ii)

in annual installments over a period of years stipulated by him/her not to exceed ten (10). The amount of the installments will be determined by annually dividing the value of the benefits in the Account by the number of installments remaining to be paid.

Each Participant’s Annual Deferred Stock Account shall be distributed in common stock of the Company, plus cash in lieu of any fractional share.

(c)	Amendments to Timing or Form of Distribution

A Participant may rescind the initial designation of the timing and manner of distribution made pursuant to this Section 9 by making a new designation on the form attached hereto as Exhibit B, subject to the following limitations:

(i)	Such election must be submitted to and accepted by the Company at least twelve (12) months prior to the date a distribution to the Participant would otherwise have been made or commenced;
(ii)	The election shall have no effect until at least twelve (12) months after the date on which the election is made;
(iii)

The election may change the time when payment shall commence but only if the new date selected by the Participant for commencement shall be a date that is at least five (5) years from the prior date of distribution selected by the Participant;

(iv)

The election may reduce or extend the number of installment payments (subject to the limitations in Section 9(b)) so long as the initial installment is delayed at least five (5) years from the date distribution would have otherwise commenced; and

(v)

If the participant changes the time and/or form of payment under this Section 9(c), payment shall commence as soon as administratively feasible after the earlier of the new date selected by the Participant for commencement or the date of the Participant’s death.

(d)	Distribution in Event of Death

In the event of the Participant’s death, either before or after commencement of payments, distribution of the Participant’s entire Account balance will be made in a single lump sum to the Beneficiary named by the Participant or to that person who would have a right to receive such distribution by will or by the applicable laws of descent and distribution.

(e)	Distribution to Key Employees

Notwithstanding any other provision in this Plan, in the event that a Participant in this Plan is determined to be a “key employee” (as that term is defined under Section 409A of the Code), any distribution to the Participant on account of the Participant’s separation from service shall be delayed as necessary to comply with the requirements of Section 409A of the Code.

(f)	Distribution in Event of Change of Control

Notwithstanding any other provision of this Plan, in the event of a Change of Control (as defined below), each Participant who separates from service with the Company for any reason during the two (2) year period following such Change of Control shall receive within ten (10) business days after the date of separation the following:

(i)

If a Participant has a balance in an Annual Deferred Cash Account, a lump sum payment of the entire balance contained in his/her Annual Deferred Cash Account, together with applicable earnings adjustment, on the average daily balance in such Deferral Account for the period since the last earnings adjustment through the date of separation; and

(ii)	If a Participant has a balance in an Annual Deferred Stock Account, a distribution of the number of shares represented by the Phantom Shares issued pursuant to such election; and

Notwithstanding paragraph (f)(i) above, with respect to any Participant who separated from service before the date of a Change of Control, the balance of the Annual Deferred Accounts shall be paid at the time and in the manner as elected by the Participant under Section 9 hereof (and shall not be commuted to a lump sum or otherwise accelerated by the Change of Control). For purposes of this Section 9(f), a “Change of Control” shall have the meaning given to such phrase in the Company’s 401(k) Excess Plan, as may be amended from time to time.

10.	General Provisions
(a)	Unsecured Obligation

The amounts credited to each Participant’s Account shall not be required to be held by the Company in a trust, escrow or similar fiduciary capacity, and neither the Participant, nor any legal representative, shall have any right against the Company with respect to any portion of the Account except as a general unsecured creditor of the Company.

(b)	Administration of the Plan

The Plan shall be administered by the Corporate Governance Committee of the Board of Directors.

(c)	Amendment or Termination

This Plan may be amended or terminated at any time by the Board of Directors or the Corporate Governance Committee of the Board of Directors.

(d)	Cautionary Statement

Participants should be aware that their participation in the Plan involves the following risks, among others:

(i)

Balances in the Accounts represent unfunded, unsecured general obligations of the Company. If the Company is unable to pay its debts as they become due, Participants may not be able to collect the balances in their Accounts.

(ii)

The value of the Phantom Shares credited pursuant to the Plan will depend on the value of the Company’s common stock. An investment in the Company’s common stock involves risk. Participants are encouraged to review the Company’s filings with the U.S. Securities and Exchange Commission for a description of some of the risk factors associated with an investment in the Company’s common stock.

EXHIBIT A

DONALDSON COMPANY, INC. COMPENSATION PLAN FOR

NONEMPLOYEE DIRECTORS

ANNUAL RETAINER AND MEETING FEE ELECTION FORM

Name: __________________________________________________

Election:

Annual Retainer: I understand that 30% of my annual retainer for Board Service is automatically deferred into a deferred stock account. I elect to receive the remainder of my calendar year _______ annual retainer as follows:

% in Cash: _____________% % in Deferred Stock: _____________% (Must add up to 100%) % in Deferred Cash: _____________%

Meeting Fees (including committee chair retainers): I elect to receive my meeting fees as follows:

% in Cash: _____________%

% in Deferred Stock: _____________%                               (Must add up to 100%)

% in Deferred Cash: _____________%

Deferred Stock Payment Election:

I elect to receive my deferred stock account of shares of company stock beginning on (choose one):

☐ One year after I cease to be a director

☐ A Specified Date: _________________

☐ Specified Occurrence or Age: _____________________

I elect to receive my deferred stock account of shares of company stock in the following form of payment: ☐ Lump Sum ☐ Annual Installments for ______ years (maximum of 10 years)
Deferred Cash Payment Election:

I elect to receive my deferred cash account beginning on (choose one):

☐ One year after I cease to be a director

☐ A Specified Date: _________________

☐ Specified Occurrence or Age: _____________________

I elect to receive my deferred cash account in the following form of payment: ☐ Lump Sum ☐ Annual Installments for ______ years (maximum of 10 years)

NOTE:	Changes to the foregoing payment elections, once made effective, may only be made under certain specific circumstances described in the Plan document.

I understand that this Agreement form must be returned to the Company before the beginning of the calendar year in which I wish the Agreement to take effect. I further understand that this Agreement will remain in effect for annual retainer and meeting fees earned in subsequent calendar years unless I modify or revoke my election before the beginning of the calendar year to which the annual retainer and meeting fees relate. Payments pursuant to this agreement shall be reduced for the amount of any applicable tax withholdings. I understand that this Agreement is covered by the terms of the Company’s Deferred Compensation Plan for Non-Employee Directors. I understand that the deferral account shall not be held by the Company in a fiduciary capacity and that I or my representative have no right with respect to such account, except as a general unsecured creditor of the Company.

By:	__________________________________________	Date: __________________
Participant

EXHIBIT B

DONALDSON COMPANY, INC. COMPENSATION PLAN FOR

NONEMPLOYEE DIRECTORS

DISTRIBUTION AMENDMENT FORM

Name: __________________________________________________

I, the undersigned, a Director of Donaldson Company, Inc. hereby amend the distribution plan for my Deferred Account for _____________ calendar year maintained pursuant to the Donaldson Company, Inc. Compensation Plan for Non-Employee Directors, as amended, as follows:

Deferred Stock Payment Election:

I elect to receive my deferred stock account of shares of company stock beginning on (choose one):

☐ One year after I cease to be a director

☐ A Specified Date: _________________

☐ Specified Occurrence or Age: _____________________

I elect to receive my deferred stock account of shares of company stock in the following form of payment: ☐ Lump Sum ☐ Annual Installments for ______ years (maximum of 10 years)
Deferred Cash Payment Election:

I elect to receive my deferred cash account beginning on (choose one):

☐ One year after I cease to be a director

☐ A Specified Date: _________________

☐ Specified Occurrence or Age: _____________________

I elect to receive my deferred cash account in the following form of payment: ☐ Lump Sum ☐ Annual Installments for ______ years (maximum of 10 years)

I understand that this amendment is only effective for distributions to be made or commence at least 12 months after the date of this Distribution Amendment, and such new distribution must be made or commence at least 5 years after the date of the originally scheduled payment.

By:	_______________________________________	Date: __________________
Participant